SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549


                    FORM 8-K

                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): NOVEMBER 27, 1996


             EMERSON RADIO CORP.
      (Exact name of registrant as specified in its charter)


DELAWARE                 0-25226                22-3285224
(State or other          (Commission                     (I.R.S. Employer
jurisdiction of          File Number)          Identification
incorporation)                                     Number)


NINE ENTIN ROAD, PARSIPPANY, NEW JERSEY       07054
(Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code: (201) 884-5800

                               NONE
   (Former name or former address, if changed since last report)



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ITEM 5.   OTHER EVENTS

          On November 27, 1996 Emerson Radio Corp. ("Emerson") and Sport Supply Group, Inc. ("SSG") entered into a Securities Purchase Agreement (the "Agreement"), pursuant to which Emerson will purchase from SSG 1,600,000 shares of the common stock, $.01 par value per share (the "Common Stock"), of SSG for aggregate consideration of $11.5 million, or approximately $7.19 per share. In addition, Emerson will purchase, for an aggregate consideration of $500,000, 5-year warrants (the "Warrants") to acquire an additional 1,000,000 shares of Common Stock at an exercise price of $7.50 per share, subject to standard anti-dilution adjustments, pursuant to a Warrant Agreement (the "Warrant Agreement"). After the closing of the transactions contemplated under the Agreement, but prior to the exercise of any of the Warrants, Emerson will own approximately 27% of the outstanding shares of the Common Stock, and assuming exercise of all such warrants, will beneficially own approximately 34.9% of the Common Stock. The $12,000,000 purchase price contemplated by the Agreement will be obtained by Emerson from its United States senior secured lender under the terms of its existing credit facility and in accordance with the terms of the consent obtained from such lender. Pursuant to a Registration Rights Agreement (the "Registration Rights Agreement"), Emerson will also be granted certain demand and incidental registration rights on the resale of the shares of Common Stock it will own, as well as on the exercise and resale of the shares it may acquire under the Warrant Agreement. In addition, Emerson will arrange for foreign trade credit financing of $2 million for the benefit of SSG to supplement SSG's existing credit facilities.

          Pursuant to the Agreement, SSG will cause a majority of the members of its Board of Directors to consist of Emerson's designees until SSG's next stockholders meeting. Emerson has designated Geoffrey P. Jurick, its Chairman and Chief Executive Officer, Eugene I. Davis, its President, John P. Walker, its Executive Vice President and Chief Financial Officer, and Johnson C. Ko, an independent Hong Kong businessman, as its designees to the SSG Board. SSG has indicated that Peter S. Blumenfeld and William H. Watkins, Jr., currently Directors of SSG, will continue as Directors, while Michael J. Blumenfeld and Robert W. Philip will resign as Directors. In addition, for a period of at least 2 years after the closing, neither SSG nor any of its subsidiaries shall be permitted to enter into or be a party to any agreement or transaction with any Affiliate (as such term is defined in the Securities Exchange Act of 1934, as amended) of SSG or Emerson, except (i) in the ordinary course of SSG's or its subsidiaries' business and on terms no less favorable to SSG or its subsidiaries than would be obtained in a comparable arms' length transaction with a person not an Affiliate of SSG or Emerson or (ii) unless approved by a majority of SSG's directors who do not have a direct or indirect material financial interest in the agreement or transaction and which includes a majority of directors who are not officers or employees of SSG or Emerson or directors of Emerson.

          The parties expect that a closing of the transactions contemplated by the Agreement will occur on or before December 12, 1996 (the "Closing Date"), subject to adjournments or postponements as agreed upon by the parties, but in no event later than December 16, 1996. If the transactions are not consummated due to (i) SSG's acceptance of an Acquisition Proposal (as such term is defined in the Agreement) other than with Emerson or (ii) the willful failure to close by SSG, and Emerson has not in any way contributed to the failure to so close, the Company will pay Emerson a termination fee of $750,000. If the transactions are not consummated due solely to the financial inability or willful failure to close by Emerson, and SSG has not in any way contributed to the failure to so close, Emerson will pay SSG a termination fee of $3,000,000, which fee is secured by an irrevocable standby letter of credit.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Financial statements of businesses acquired

               Not applicable

          (b)  Pro forma financial information

               Not applicable

          (c)  Exhibits

               2(a). Securities Purchase Agreement dated as of November 27, 1996, by and between Sport Supply Group, Inc. and Emerson Radio Corp.

               4(a). Form of Warrant Agreement by and between Sport Supply Group, Inc. and Emerson Radio Corp.

               4(b). Form of Registration Rights Agreement by and between Sport Supply Group, Inc. and Emerson Radio Corp.

               10(b). Consent No.  1  to Financing Agreements among Emerson
Radio  Corp.,  certain  of  its  subsidiaries,   and   Congress   Financial
Corporation.



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
                             SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              EMERSON RADIO CORP.


Dated: December 2, 1996       By:        /S/      EUGENE      I.      DAVIS

                                                       Eugene   I.   Davis,
President




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
                         INDEX TO EXHIBITS

EXHIBIT                                                PAGE
  NO.                    EXHIBIT                       NUMBER

2.        Securities Purchase Agreement dated November 27, 1996
          by and between Sport Supply Group, Inc. and
          Emerson                                                     Radio
Corp...................................................................
6

4(a)      Form of Warrant Agreement by and between Sport Supply
          Group,          Inc.          and          Emerson          Radio
Corp........................................    39

4(b)      Form of Registration Rights Agreement by and between Sport
          Supply       Group,       Inc.       and       Emerson      Radio
Corp.............................   51

10(b)     Consent No. 1 to Financing Agreements among Emerson Radio
          Corp., certain of its subsidiaries, and Congress Financial
Corporation...............................................................69




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